SEARCH BY HEADLINES.COM CORP. ANNOUNCES NAME CHANGE

TO NAKED BRAND GROUP INC.

Vancouver, British Columbia – August 30, 2012 – Naked Brand Group Inc. (formerly Search By Headlines.com Corp.) (the “Company”) (OTCBB: NAKD) is pleased to announce that it has changed its name to Naked Brand Group Inc. effective August 29, 2012.

The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on August 30, 2012 under the new stock symbol “NAKD”.  The Company’s new CUSIP number is 629839 101.

On behalf of the Board of Directors,

NAKED BRAND GROUP INC.

“Alex McAulay”
Alex McAulay
Chief Financial Officer, Secretary, Treasurer and Director